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                                                                     Exhibit 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                           THE PHOENIX COMPANIES, INC.


                                   ARTICLE I

                               NAME OF CORPORATION

         The name of the corporation is The Phoenix Companies, Inc. (the "Corporation").

                                   ARTICLE II

                                REGISTERED OFFICE

         The Corporation's registered office in the State of Delaware is at 1209
N. Orange Street, City of Wilmington, County of Newcastle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

                                     PURPOSE

         The nature of the business of the Corporation and its purpose is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

                                      STOCK

         SECTION 1. AUTHORIZED STOCK. The aggregate number of shares of stock that the Corporation shall have the authority to issue is 1,000,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), and 250,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). The number of authorized shares of the Common Stock and the Preferred Stock or any other class of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the combined voting power of the outstanding shares of stock of the Corporation entitled to vote thereon, and, irrespective of Section 242(b)(2) of the Delaware General Corporation Law, no


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vote of the holders of any of the Common Stock, the Preferred Stock or any other class of stock, voting separately as a class, shall be required therefor.

         SECTION 2. PREFERRED STOCK.


         (a) The Preferred Stock may be issued at any time and from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate of designation pursuant to the applicable provisions of the General Corporation Law of the State of Delaware (hereinafter referred to as a "Preferred Stock Certificate of Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of shares of each such series and the qualifications, limitations and restrictions thereof.

         (b) The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

                  (i) the designation of the series, which may be by distinguishing number, letter or title;

                  (ii) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the applicable Preferred Stock Certificate of Designation) increase or decrease (but not below number of shares thereof then outstanding);

                  (iii) whether dividends, if any, shall be cumulative or non-cumulative and the dividend rate of the series;

                  (iv) whether dividends, if any, shall be payable in cash, in kind or otherwise;

                  (v) the dates on which dividends, if any, shall be payable;

                  (vi) the redemption rights and price or prices, if any, for shares of the series;

                  (vii) the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

                  (viii) the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

                  (ix) whether the shares of the series shall be convertible or exchangeable into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;


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                                             Amended and Restated Certificate of
                                    Incorporation of The Phoenix Companies, Inc.
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                  (x) restrictions on the issuance of shares of the same series or of any other class or series; and

                  (xi) whether or not the holders of the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights, which may provide, among other things and subject to the other provisions of this Certificate of Incorporation, that each share of such series shall carry one vote or more or less than one vote per share, that the holders of such series shall be entitled to vote on certain matters as a separate class (which for such purpose may be comprised solely of such series and one or more other series or classes of stock of the Corporation) and that all the shares of such series entitled to vote on a particular matter shall be deemed to be voted on such matter in the manner that a specified portion of the voting power of the shares of such series or separate class are voted on such matter.

         (c) The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof.

         (d) Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of any series of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by resolution of the Board of Directors of the Corporation and approved by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of Common Stock of the Corporation and all other outstanding shares of stock of the Corporation entitled to vote on such matter irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware or any corresponding provision hereafter enacted, with such outstanding shares of Common Stock and other stock considered for this purpose a single class.

         (e) Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment of this Certificate of Incorporation or to a Preferred Stock Certificate of Designation that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other series of Preferred Stock, to vote thereon as a separate class pursuant to this Certificate of Incorporation or a Preferred Stock Certificate of Designation or pursuant to the General Corporation Law of the State of Delaware as currently in effect or as the same may hereafter be amended.

         SECTION 3. VOTING IN ELECTION OF DIRECTORS. Except as may be required by law or as provided in this Certificate of Incorporation or in a Preferred Stock Certificate of Designation, holders of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to vote on any matter or receive notice of any meeting of stockholders.

         SECTION 4. OWNER. The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.


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                                             Amended and Restated Certificate of
                                    Incorporation of The Phoenix Companies, Inc.
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         SECTION 5. SHAREHOLDER RIGHTS PLANS. The Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of its stock or other securities or property, rights entitling the holders thereof to purchase from the Corporation shares of stock or other securities of the Corporation or any other corporation. The times at which and the terms upon which such rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence such rights. The authority of the Board of Directors with respect to such rights shall include, but not be limited to, determination of the following:

                  (a) the initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights;

                  (b) provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from, any other stock or other securities of the Corporation;

                  (c) provisions which adjust the number of exercise of such rights, or amount or nature of the stock or other securities or property receivable upon exercise of such rights, in the event of a combination, split or recapitalization of any stock of the Corporation, a change in ownership of the Corporation's stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such rights;

                  (d) provisions which deny the holder of a specified percentage of the outstanding stock or other securities of the Corporation, the right to exercise such rights and/or cause the rights held by such holder to become void;

                  (e) provisions which permit the Corporation to redeem such rights; and

                  (f) the appointment of a rights agent with respect to such rights.

                                   ARTICLE V

                               BOARD OF DIRECTORS;
                          MANAGEMENT OF THE CORPORATION

         SECTION 1. CLASSIFIED BOARD. The directors of the Corporation, subject to the rights of the holders of shares of any class or series of Preferred Stock, shall be classified with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the Bylaws of the Corporation, one class ("Class I") whose initial term expires at the 2002 annual meeting of stockholders, another class ("Class II") whose initial term expires at the 2003 annual meeting of stockholders, and another class ("Class III") whose initial term expires at the 2004 annual meeting of stockholders, with each class to hold

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                                             Amended and Restated Certificate of
                                    Incorporation of The Phoenix Companies, Inc.
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office until its successors are elected and qualified. At each annual meeting of stockholders of the Corporation, the date of which will be fixed pursuant to the Bylaws of the Corporation, and subject to the rights of the holders of shares of any class or series of Preferred Stock, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

         SECTION 2. DIRECTOR DISCRETION. In determining what he or she reasonably believes to be in the best interests of the Corporation in the performance of his or her duties as a director, a director may consider, to the extent permitted by law, both in the consideration of tender and exchange offers, mergers, consolidations and sales of all or substantially all of the Corporation's assets and otherwise, such factors as the Board of Directors determines to be relevant.

         In connection with any such evaluation, the Board of Directors is authorized to conduct such investigations and to engage in such legal proceedings as the Board of Directors may determine.

         SECTION 3. MANAGEMENT OF BUSINESS. The following provisions are inserted for the management of business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

                  (a) Subject to the rights of any holders of any series of Preferred Stock, if any, to elect additional directors under specified circumstances, the holders of a majority of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of directors may remove any director or the entire Board of Directors, but only for cause.

                  (b) Vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause and newly created directorships resulting from any increase in the authorized number of directors shall be filled in the manner provided in the Bylaws of the Corporation.

                  (c) Advance notice of nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

                  (d) The election of directors may be conducted in any manner approved by the Board of Directors prior to the time the election is held and need not be by written ballot.

                  (e) All corporate powers and authority of the Corporation (except as at the time otherwise provided by law, by this Certificate of Incorporation or by the Bylaws) shall be vested in and exercised by the Board of Directors.

                  (f) The Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the Bylaws of the Corporation, except to the extent that the Bylaws or this Certificate of Incorporation otherwise provide. In addition to any requirements of law and any other provision of this Certificate of


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                                             Amended and Restated Certificate of
                                    Incorporation of The Phoenix Companies, Inc.
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         Incorporation, the stockholders of the Corporation may adopt, amend, alter or repeal any provision of the Bylaws upon the affirmative vote of the holders of three-fourths (3/4) or more of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of Directors.

                                   ARTICLE VI

                             LIABILITY OF DIRECTORS

         SECTION 1. GENERAL. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as currently in effect or as the same may hereafter be amended.

         SECTION 2. REPEAL OR MODIFICATION. Any repeal or modification of this
Article VII by the stockholders of the Corporation shall not adversely affect any right or protection of a director, officer or the Corporation existing at the time of such repeal or modification. If the General Corporation Law of the State of Delaware is amended after the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

                                  ARTICLE VII

                    NO STOCKHOLDER ACTIONS BY WRITTEN CONSENT

         Effective as of the time the Common Stock shall be registered pursuant to the provisions of the Securities Exchange Act of 1934, as amended, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is specifically denied.

                                  ARTICLE VIII

                    PROHIBITION ON ACQUISITION OF SECURITIES

         Pursuant to Section 7312(v) of the New York Insurance Law, no person or persons acting in concert may directly or indirectly offer to acquire or shall acquire in any manner the beneficial ownership of five percent or more of any class of voting security of the Corporation until after the fifth anniversary of the effective date of the reorganization of Phoenix Home Life Mutual


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                                             Amended and Restated Certificate of
                                    Incorporation of The Phoenix Companies, Inc.
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 Insurance Company from a mutual life insurance company to a stock life insurance company pursuant to the Plan of Reorganization adopted December 18, 2000, and subsequently amended and restated as of January 26, 2001, without the prior approval of the Superintendent of Insurance of the State of New York. For the purposes of this Article VIII, the terms "beneficial ownership", "voting security", "offer" and "person" have the meanings set forth in Section 7312(v) of the New York Insurance Law.

                                   ARTICLE IX

                                    AMENDMENT

         The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred upon stockholders or directors (in the present from of this Certificate of Incorporation or as hereinafter amended) are granted subject to this reservation; provided, however, that any amendment or repeal of Article VI of this Certificate of Incorporation shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal; and, provided, further that Articles V, VI, VII, VIII or IX of this Certificate of Incorporation shall not be amended, altered or repealed without the affirmative vote of the holders of at least three-fourths (3/4) of the then outstanding stock of the Corporation entitled to vote generally in the election of directors.



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                                             Amended and Restated Certificate of
                                    Incorporation of The Phoenix Companies, Inc.